UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 9, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.57
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement.
Effective August 14, 2006, LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”) entered into an agreement with Joseph M. Zelayeta, a named executive officer as such term is defined in Item 402(a)(3) of Regulation S-K. Pursuant to this agreement, Mr. Zelayeta acknowledged his retirement from the Company and resigned his employment with the Company. In addition, Mr. Zelayeta acknowledged receipt of a bonus payment in the amount of $85,000, less any and all statutory withholdings and deductions as required by law. The Company will make an additional payment to Mr. Zelayeta in the amount of $207,500, less any and all statutory withholdings and deductions as required by law. The Company will also provide medical coverage for Mr. Zelayeta and his eligible dependents at no cost to Mr. Zelayeta. Coverage shall end for each participant upon that participant reaching age 65.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 9, 2006, the Board of Directors (the “Board”) of LSI Logic increased the number of directors constituting the Board from eight to nine and elected Mr. Timothy Y. Chen, Corporate Vice President and Chief Executive Officer of the Greater China Region for Microsoft Corporation, to the Board. This appointment is effective September 1, 2006. It has not yet been determined on which Board committees Mr. Chen will serve.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.57	Agreement dated August 14, 2006, between LSI Logic Corporation and Joseph M. Zelayeta.

99.1	LSI Logic Corporation News Release issued August 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: August 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.57	Agreement dated August 14, 2006, between LSI Logic Corporation and Joseph M. Zelayeta.

99.1	LSI Logic Corporation News Release issued August 14, 2006.